[Natural Spirit Logo]

                    Natural Spirit Mushroom Enterprise Inc.,
                              27327 NW 78th Avenue
                             High Springs, FL 32643

            Loan Agreement between NSME & Mr. John Lindsay, President


NSME agrees to loan its President, John Lindsay, $8000 at an annual interest rate of 8% to be paid back on or before May 31, 2001, under the following terms:

(l)               The payments will be deducted from Mr. Lindsay's pay

(2) These funds are to be used exclusively for the resolution of Mr. Lindsay's legal problems; Specifically, financial restitution and community service requirements. Each use will be documented by receipts. Copies of these receipts will be provided to the NSME Board of Directors.

(3) Any breach of or failure to adhere to these terms will result in the automatic and immediate removal of Mr. Lindsay from NSME's Board of Directors and the balance to the loan will become immediately due and payable.

By my signature affixed below, I acknowledge that I have read and understood the above and agree to be so bound.
                                       /s/ John S. Lindsay
                                      ---------------------------------
                                      John S. Lindsay
                                      President
                                      NSME, Inc.

                                        8/14/99
                                       -----------------
                                       Date